Exhibit 99.1

FOR IMMEDIATE RELEASE

October 19, 2004
For more information contact:
Ray Braun — (419) 247-2800
Mike Crabtree — (419) 247-2800
Scott Estes — (419) 247-2800

Health Care REIT, Inc.
Reports Third Quarter Results

Toledo, Ohio, October 19, 2004........Health Care REIT, Inc. (NYSE/HCN) today announced operating results for its third quarter ended September 30, 2004.

“We are pleased with our results for the quarter, which were driven by our strong investment activity and access to reasonably priced capital,” commented George L. Chapman, chief executive officer of Health Care REIT, Inc. “The continued confidence of the capital markets was demonstrated this quarter through our $175 million preferred stock issuance and $50 million unsecured debt issuance, an add-on to the original issuance in the fourth quarter of 2003. We completed $297.5 million of new investments during the quarter, thereby driving our year-to-date gross and net new investment totals to $459 million and $424.1 million, respectively, and supporting our net new investment guidance for full-year 2004 of $400 million to $500 million. We are well positioned for growth given our strong investment pipeline and our continued access to capital.”

The Board of Directors declared a dividend for the quarter ended September 30, 2004 of $0.60 per share as compared to $0.585 per share for the same period in 2003. The dividend represents the 134th consecutive dividend payment. The dividend will be payable November 19, 2004 to stockholders of record on November 1, 2004.

Summary of Third Quarter Results

	Three Months Ended	Three Months Ended
(In thousands, except per share data)	September 30, 2004	September 30, 2003
Revenues	$63,629	$49,086
Net Income Available to Common Stockholders	$19,004	$20,601
Funds From Operations	$37,893	$29,581
Funds From Operations — Adjusted	$38,207	$32,371
Net Income Per Diluted Share	$0.37	$0.46
FFO Per Diluted Share	$0.73	$0.66
FFO Per Diluted Share — Adjusted	$0.73	$0.72
Dividend Per Share	$0.60	$0.585
FFO Payout Ratio	82%	89%
FFO Payout Ratio — Adjusted	82%	81%

3Q04 Earnings Release	October 19, 2004

Net income available to common stockholders totaled $19.0 million, or $0.37 per diluted share, for the third quarter of 2004, compared with $20.6 million, or $0.46 per diluted share, for the same period in 2003. Funds from operations totaled $37.9 million, or $0.73 per diluted share, for the three months ended September 30, 2004, compared with $29.6 million, or $0.66 per diluted share, for the same period in 2003. Adjusted funds from operations, which excludes the non-cash preferred stock redemption in 2003 and impairment charges in 2004, totaled $38.2 million, or $0.73 per diluted share, for the third quarter of 2004, compared with $32.4 million, or $0.72 per diluted share, for the same period in 2003.

Summary of Year to Date Results

	Nine Months Ended	Nine Months Ended
(In thousands, except per share data)	September 30, 2004	September 30, 2003
Revenues	$183,049	$136,970
Net Income Available to Common Stockholders	$56,866	$53,795
Funds From Operations	$109,442	$86,255
Funds From Operations — Adjusted	$109,756	$89,045
Net Income Per Diluted Share	$1.10	$1.28
FFO Per Diluted Share	$2.11	$2.05
FFO Per Diluted Share — Adjusted	$2.12	$2.11
Dividend Per Share	$1.785	$1.755
FFO Payout Ratio	85%	86%
FFO Payout Ratio — Adjusted	84%	83%

Net income available to common stockholders totaled $56.9 million, or $1.10 per diluted share, for the nine months ended September 30, 2004, compared with $53.8 million, or $1.28 per diluted share, for the same period in 2003. Funds from operations totaled $109.4 million, or $2.11 per diluted share, for the nine months ended September 30, 2004, compared with $86.3 million, or $2.05 per diluted share, for the same period in 2003. Adjusted funds from operations, which excludes the non-cash preferred stock redemption in 2003 and impairment charges in 2004, totaled $109.8 million, or $2.12 per diluted share, for the nine months ended September 30, 2004, compared with $89.0 million, or $2.11 per diluted share, for the same period in 2003.

The company had a total outstanding debt balance of $1.1 billion at September 30, 2004, as compared with $903.2 million at September 30, 2003, and stockholders’ equity of $1.3 billion, which represents a debt to total book capitalization ratio of 45 percent. The debt to total market capitalization at September 30, 2004 was 34 percent. The company’s coverage ratio of EBITDA to interest was 3.24 to 1.00 for the nine months ended September 30, 2004.

Portfolio Update. Two assisted living facilities stabilized during the quarter. The company ended the quarter with two assisted living facilities remaining in fill-up, representing one percent of revenues. Both facilities have occupancy of less than 50 percent.

Straight-line Rent. The company recorded $3.0 million and $12.1 million of straight-line rent for the three and nine months ended September 30, 2004, respectively. Straight-line rent is net of $2.1 million and $5.1 million in cash payments outside the normal monthly rental payments for the three and nine month periods, respectively.

Outlook for 2004 and 2005. The company is adjusting slightly its 2004 guidance and now expects to report net income available to common stockholders in the range of $1.47 to $1.50 per diluted share, and FFO in the range of $2.85 to $2.87 per diluted share for 2004. Excluding the impact of the impairment charge, the company expects to report adjusted FFO in the range of $2.86 to $2.88 per diluted share for 2004. The company expects to record straight-line rent of approximately $16 million to $18 million for the full year 2004, before any payments outside the normal monthly rental payments. The company is also projecting net new investments for the year between $400 and $500 million.

3Q04 Earnings Release	October 19, 2004

The company is also reaffirming its 2005 guidance and expects to report net income available to common stockholders in the range of $1.47 to $1.55 per diluted share, and FFO in the range of $2.98 to $3.06 per diluted share. The guidance assumes net new investments of $250 million with leases that will not require rents to be straight-lined. The company expects to record straight-line rent of approximately $14 million to $16 million for the full year 2005, before any payments outside the normal monthly rental payments.

The company’s guidance does not account for any impairments or unanticipated additions to the loan loss reserve. Additionally, the company plans to manage itself to maintain investment grade status with a capital structure consistent with its current profile. Please see Exhibit 15 for a reconciliation of the outlooks for net income and FFO.

Supplemental Reporting Measures. The company believes that net income, as defined by accounting principles generally accepted in the United States (U.S. GAAP), is the most appropriate earnings measurement. However, the company considers funds from operations (FFO) to be a useful supplemental measure of its operating performance. Historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time as evidenced by the provision for depreciation. However, since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient. In response, the National Association of Real Estate Investment Trusts (NAREIT) created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation from net income. FFO, as defined by NAREIT, means net income, computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of real estate, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

In August 2003, the company adopted the SEC clarification of Emerging Issues Task Force (EITF) Topic D-42. To implement the clarified accounting pronouncement, the company’s 2003 results reflect a reduction in net income available to common stockholders resulting from a non-cash, non-recurring charge of $2,790,000, or $0.06 per diluted share, due to the redemption of the company’s 8.875% Series B Cumulative Redeemable Preferred Stock in July 2003. NAREIT has issued its recommendation that preferred stock redemption charges should not be added back to net income in the calculation of FFO. Although the company has adopted this recommendation, it has also disclosed FFO adjusted for the preferred stock redemption charge for enhanced clarity. Additionally, the company believes that the nature of the charge is non-recurring because there was not a similar charge during the two preceding years and the company does not anticipate a similar charge in the succeeding two years.

In October 2003, NAREIT informed its member companies that the SEC had changed its position on certain aspects of the NAREIT FFO definition, including impairment charges. Previously, the SEC accepted NAREIT’s view that impairment charges were effectively an early recognition of an expected loss on an impending sale of property and thus should be excluded from FFO similar to other gains and losses on sales. However, the SEC’s clarified interpretation is that recurring impairments taken on real property may not be added back to net income in the calculation of FFO. Although the company has adopted this recommendation, it has also disclosed FFO adjusted for the impairment charges for enhanced clarity.

EBITDA stands for earnings before interest, taxes, depreciation and amortization. Additionally, the company excludes the non-cash provision for loan losses. The company believes that EBITDA, along with net income and cash flow provided from operating activities, is an important supplemental measure because it provides additional information to assess and evaluate the performance of its operations. Additionally, restrictive covenants in the company’s long-term debt arrangements contain financial ratios based on EBITDA. The company primarily utilizes EBITDA to measure its interest coverage ratio which represents EBITDA divided by interest expense.

FFO and EBITDA are financial measures that are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. The company’s management uses these financial measures to facilitate internal and external comparisons to historical operating results, in making operating decisions and for budget planning purposes. Additionally, FFO is an internal evaluation metric utilized by the Board of Directors to evaluate management. FFO and

3Q04 Earnings Release	October 19, 2004

EBITDA do not represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, FFO and EBITDA, as defined by the company, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Please see Exhibits 14 and 16 for reconciliations of FFO and EBITDA to net income.

Conference Call Information. The company has scheduled a conference call on October 20, 2004, at 9:00 a.m. Eastern time to discuss its third quarter results, industry trends, portfolio performance and outlooks for 2004 and 2005. To participate on the webcast, log on to www.hcreit.com or www.fulldisclosure.com 15 minutes before the call to download the necessary software. Replays will be available for 90 days through the same Web sites. This earnings release is posted on the company’s Web site under the heading Press Releases.

Health Care REIT, Inc., with headquarters in Toledo, Ohio, is a real estate investment trust that invests in health care facilities, primarily skilled nursing and assisted living facilities. At September 30, 2004, the company had investments in 379 health care facilities in 33 states with 49 operators and had total assets of approximately $2.5 billion. For more information on Health Care REIT, Inc., via facsimile at no cost, dial 1-800-PRO-INFO and enter the company code – HCN. More information is available on the Internet at www.hcreit.com.

This document may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern the possible expansion of the company’s portfolio; the performance of its operators and properties; its ability to enter into agreements with new viable tenants for properties which it takes back from financially troubled tenants, if any; its ability to make distributions; its policies and plans regarding investments, financings and other matters; its tax status as a real estate investment trust; its ability to appropriately balance the use of debt and equity; and its ability to access capital markets or other sources of funds. When the company uses words such as “believe,” “expect,” “anticipate,” or similar expressions, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The company’s expected results may not be achieved, and actual results may differ materially from expectations. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including prevailing interest rates; compliance with and changes to regulations and payment policies within the health care industry; changes in financing terms; competition within the health care and senior housing industries; and changes in federal, state and local legislation. Finally, the company assumes no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.

FINANCIAL SCHEDULES FOLLOW

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3Q04 Earnings Release	October 19, 2004

HEALTH CARE REIT, INC.
Financial Supplement

CONSOLIDATED BALANCE SHEETS (unaudited)

	September 30
(In thousands)	2004	2003
Assets
Real estate investments:
Real property owned
Land	$193,802	$157,608
Buildings & improvements	2,075,442	1,656,499
Construction in progress	24,025	35,335

	2,293,269	1,849,442
Less accumulated depreciation	(200,923)	(136,432)

Total real property owned	2,092,346	1,713,010
Loans receivable
Real property loans	209,449	200,292
Subdebt investments	59,372	45,028

	268,821	245,320
Less allowance for losses on loans receivable	(8,725)	(5,705)

	260,096	239,615

Net real estate investments	2,352,442	1,952,625
Other assets:
Equity investments	3,298	7,649
Deferred loan expenses	7,506	8,098
Cash and cash equivalents	15,419	8,172
Receivables and other assets	72,649	55,067

	98,872	78,986

Total assets	$2,451,314	$2,031,611

Liabilities and stockholders’ equity
Liabilities:
Borrowings under unsecured lines of credit arrangements	$80,000	$143,000
Senior unsecured notes	875,000	615,000
Secured debt	146,341	145,164
Accrued expenses and other liabilities	15,959	7,323

Total liabilities	1,117,300	910,487
Stockholders’ equity:
Preferred stock	289,294	145,150
Common stock	52,127	48,016
Capital in excess of par value	1,117,782	1,006,983
Treasury stock	(850)	0
Cumulative net income	724,607	641,366
Cumulative dividends	(847,922)	(718,174)
Accumulated other comprehensive income	1	128
Other equity	(1,025)	(2,345)

Total stockholders’ equity	1,334,014	1,121,124

Total liabilities and stockholders’ equity	$2,451,314	$2,031,611

3Q04 Earnings Release	October 19, 2004

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
(In thousands, except per share data)	2004	2003	2004	2003
Revenues:
Rental income	$57,476	$42,417	$163,980	$118,935
Interest income	5,560	5,797	17,196	15,927
Transaction fees and other income	593	872	1,873	2,108

Gross revenues	63,629	49,086	183,049	136,970
Expenses:
Interest expense	17,896	12,801	53,372	36,194
Provision for depreciation	18,889	12,599	53,133	33,921
General and administrative	3,618	2,995	10,339	8,452
Loan expense	805	717	2,568	2,032
Impairment of assets	314	0	314	0
Provision for loan losses	300	250	900	750

Total expenses	41,822	29,362	120,626	81,349

Income from continuing operations	21,807	19,724	62,423	55,621
Discontinued operations:
Gain (loss) on sales of properties	0	4,278	1,129	4,312
Income (loss) from discontinued operations, net	0	1,299	609	3,726

	0	5,577	1,738	8,038

Net income	21,807	25,301	64,161	63,659
Preferred dividends	2,803	1,910	7,295	7,074
Preferred stock redemption charge	0	2,790	0	2,790

Net income available to common stockholders	$19,004	$20,601	$56,866	$53,795

Average number of common shares outstanding:
Basic	51,538	44,181	51,200	41,602
Diluted	52,008	44,833	51,787	42,165
Net income available to common stockholders per share:
Basic	$0.37	$0.47	$1.11	$1.29
Diluted	0.37	0.46	1.10	1.28
Funds from operations	$37,893	$29,581	$109,442	$86,255
Funds from operations - adjusted	38,207	32,371	109,756	89,045
Funds from operations per share:
Basic	$0.74	$0.67	$2.14	$2.07
Diluted	0.73	0.66	2.11	2.05
Funds from operations per share - adjusted:
Basic	$0.74	$0.73	$2.14	$2.14
Diluted	0.73	0.72	2.12	2.11
Dividends per share	$0.60	$0.585	$1.785	$1.755

3Q04 Earnings Release	October 19, 2004

HEALTH CARE REIT, INC.
Financial Supplement – September 30, 2004

Exhibit 1

Portfolio Composition ($000’s)	# Properties	# Beds/Units	Balance	% Balance
Balance Sheet Data
Real Property	356	32,940	$2,092,346	89%
Loans Receivable	23	2,786	209,449	9%
Subdebt Investments	0	0	59,372	2%

Total Investments	379	35,726	$2,361,167	100%

	# Properties	# Beds/Units	Investment (1)	% Investment
Investment Data
Assisted Living Facilities	235	15,786	$1,341,872	57%
Skilled Nursing Facilities	136	18,829	871,128	37%
Specialty Care Facilities	8	1,111	151,362	6%

Real Estate Investments	379	35,726	$2,364,362	100%

Notes: (1)	Real Estate Investments include gross real estate investments and credit enhancements which amounted to $2,361,167,000 and $3,195,000, respectively.

Exhibit 2

	Three Months Ended		Nine Months Ended
Revenue Composition ($000’s)	September 30, 2004		September 30, 2004
Revenue by Investment Type (1)
Real Property	$57,946	91%	$167,144	91%
Loans Receivable	4,273	7%	13,894	8%
Subdebt Investments	1,410	2%	3,633	1%

Total	$63,629	100%	$184,671	100%
Revenue by Facility Type (1)
Assisted Living Facilities	$33,862	53%	$102,814	56%
Skilled Nursing Facilities	26,434	42%	70,276	38%
Specialty Care Facilities	3,333	5%	11,581	6%

Total	$63,629	100%	$184,671	100%

Notes: (1) Revenues include gross revenues and revenues from discontinued operations.

3Q04 Earnings Release	October 19, 2004

Exhibit 3

Operator Concentration ($000’s)	# Properties	Investment	% Investment
Concentration by Investment
Emeritus Corporation	48	$363,823	15%
Southern Assisted Living, Inc.	45	207,317	9%
Commonwealth Communities L.L.C.	14	200,785	8%
Delta Health Group, Inc.	25	179,512	8%
Home Quality Management, Inc.	32	178,662	8%
Remaining Operators (44)	215	1,234,263	52%

Total	379	$2,364,362	100%

Exhibit 4

Geographic Concentration ($000’s)	# Properties	Investment	% Investment
Concentration by Region
South	244	$1,298,962	55%
Northeast	45	433,186	18%
West	49	325,421	14%
Midwest	41	306,793	13%

Total	379	$2,364,362	100%

	# Properties	Investment	% Investment
Concentration by State
Florida	57	$366,947	16%
Massachusetts	27	290,495	12%
North Carolina	43	201,253	9%
Texas	36	154,647	7%
Tennessee	27	145,615	6%
Remaining States (28)	189	1,205,405	50%

Total	379	$2,364,362	100%

3Q04 Earnings Release	October 19, 2004

Exhibit 5

Committed Investment Balances			Committed	Investment
($000’s except Investment per Bed/Unit)	# Properties	# Beds/Units	Balance (1)	per Bed/Unit
Assisted Living Facilities	235	15,786	$1,347,686	$85,372
Skilled Nursing Facilities	136	18,829	871,128	46,265
Specialty Care Facilities	8	1,111	151,362	136,239

Total	379	35,726	$2,370,176	-na-

Notes: (1)	Committed Balance includes gross real estate investments, credit enhancements and unfunded construction commitments for which initial funding had commenced.

Exhibit 6

		Average Months
Lease Up Statistics on Assisted Living Facilities ($000’s)	# Properties	in Operation	Revenue (1)	% Revenue
Occupancy
0% - 50%	2	11	$1,823	1%
50% - 70%	-na-	-na-	0	0%
70% +	-na-	-na-	0	0%

	2	-na-	$1,823	1%

Notes: (1) Interest and rental income for the nine months ended September 30, 2004.

Exhibit 7

		% Payor Mix		Coverage Data
				Before	After
Selected Facility Data	Census	Private	Medicare	Mgt. Fees	Mgt. Fees
Assisted Living Facilities	86%	85%	0%	1.44x	1.22x
Skilled Nursing Facilities	86%	17%	15%	2.06x	1.59x
Specialty Care Facilities	67%	16%	47%	2.20x	1.67x

Weighted Averages				1.71x	1.38x

Notes: Data as of June 30, 2004.

3Q04 Earnings Release	October 19, 2004

Credit Support ($000’s)	Exhibit 8

	Balance	% Investment
Cross Defaulted	$2,249,803	95%	of gross real estate investments
Cross Collateralized	162,467	78%	of real property loans receivable
Master Leases	1,744,336	83%	of real property owned

Current Capitalization ($000’s)

	Balance	% Balance
Borrowings Under Bank Lines	$80,000	3%
Long-Term Debt Obligations	1,021,341	42%
Stockholders’ Equity	1,334,014	55%

Total Book Capitalization	$2,435,355	100%

Leverage & Performance Ratios
Debt/Total Book Cap			45%
Debt/Total Market Cap			34%
Interest Coverage	3.31	x	3rd Qtr.
	3.24	x	YTD
FFO Payout Ratio	82%		3rd Qtr.
	85%		YTD
FFO Payout Ratio	82%		3rd Qtr.
- Adjusted	84%		YTD

Revenue Maturities ($000’s)	Exhibit 9

Operating Lease Expirations & Loan Maturities

	Current Lease	Current Interest	Lease and
Year	Revenue (1)	Revenue (1)	Interest Revenue	% of Total
2004	$0	$151	$151	0%
2005	0	1,292	1,292	0%
2006	0	4,166	4,166	2%
2007	0	3,651	3,651	1%
2008	0	3,969	3,969	2%
Thereafter	242,146	8,886	251,032	95%

Total	$242,146	$22,115	$264,261	100%

Notes: (1) Revenue impact by year, annualized.

Debt Maturities and Principal Payments ($000’s)	Exhibit 10

Year	Lines of Credit (1)	Senior Notes	Secured Debt	Total
2004	$0	$0	$643	$643
2005	30,000	0	6,021	36,021
2006	310,000	50,000	2,702	362,702
2007	0	175,000	14,709	189,709
2008	0	100,000	9,879	109,879
2009	0	0	12,938	12,938
2010	0	0	8,948	8,948
Thereafter	0	550,000	90,501	640,501

Total	$340,000	$875,000	$146,341	$1,361,341

Notes: (1) Reflected at 100% capacity.

3Q04 Earnings Release	October 19, 2004

Investment Activity ($000’s)	Exhibit 11

	Three Months Ended		Nine Months Ended
	September 30, 2004		September 30, 2004
Funding by Investment Type
Real Property	$276,516	93%	$431,923	94%
Loans Receivable	178	0%	5,795	1%
Subdebt Investments	20,826	7%	21,339	5%

Total	$297,520	100%	$459,057	100%
Funding by Facility Type
Assisted Living Facilities	$166,620	56%	$206,231	45%
Skilled Nursing Facilities	130,330	44%	247,055	54%
Specialty Care Facilities	570	0%	5,771	1%

Total	$297,520	100%	$459,057	100%

Disposition Activity ($000’s)	Exhibit 12

	Three Months Ended		Nine Months Ended
	September 30, 2004		September 30, 2004
Dispositions by Investment Type
Real Property			$33,808	97%
Loans Receivable	$1,110	100%	1,110	3%

Total	$1,110	100%	$34,918	100%
Dispositions by Facility Type
Assisted Living Facilities	$1,110	100%	$21,116	60%
Skilled Nursing Facilities			3,447	10%
Specialty Care Facilities			10,355	30%

Total	$1,110	100%	$34,918	100%

Discontinued Operations ($000’s)	Exhibit 13

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2004	2003	2004	2003
Revenues
Rental income	$0	$2,430	$1,622	$8,696
Expenses
Interest expense	0	472	441	2,119
Provision for depreciation	0	659	572	2,851

Income (loss) from discontinued operations, net	$0	$1,299	$609	$3,726

3Q04 Earnings Release	October 19, 2004

Funds From Operations Reconciliation	Exhibit 14

(Amounts in 000’s except per share data)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2004	2003	2004	2003
Net income available to common stockholders	$19,004	$20,601	$56,866	$53,795
Provision for depreciation (1)	18,889	13,258	53,705	36,772
Loss (gain) on sales of properties	0	(4,278)	(1,129)	(4,312)

Funds from operations	37,893	29,581	109,442	86,255
Impairment of assets	314	0	314	0
Preferred stock redemption charge	0	2,790	0	2,790

Funds from operations - adjusted	$38,207	$32,371	$109,756	$89,045
Average common shares outstanding:
Basic	51,538	44,181	51,200	41,602
Diluted	52,008	44,833	51,787	42,165
Per share data:
Net income available to common stockholders
Basic	$0.37	$0.47	$1.11	$1.29
Diluted	0.37	0.46	1.10	1.28
Funds from operations
Basic	$0.74	$0.67	$2.14	$2.07
Diluted	0.73	0.66	2.11	2.05
Funds from operations - adjusted
Basic	$0.74	$0.73	$2.14	$2.14
Diluted	0.73	0.72	2.12	2.11
FFO Payout Ratio
Dividends per share	$0.60	$0.585	$1.785	$1.755
FFO per diluted share	$0.73	$0.66	$2.11	$2.05

FFO payout ratio	82%	89%	85%	86%
FFO Payout Ratio - Adjusted
Dividends per share	$0.60	$0.585	$1.785	$1.755
FFO per diluted share - adjusted	$0.73	$0.72	$2.12	$2.11

FFO payout ratio - adjusted	82%	81%	84%	83%

Notes: (1) Provision for depreciation includes provision for depreciation from discontinued operations.

3Q04 Earnings Release	October 19, 2004

FFO Outlook Reconciliation	Exhibit 15

(Amounts in 000’s except per share data)

	Year Ended		Year Ended
	December 31, 2004		December 31, 2005
	Low	High	Low	High
Net income available to common stockholders	$76,665	$77,765	$80,900	$85,300
Loss (gain) on sales of properties	(1,129)	(1,129)
Provision for depreciation (1)	72,850	72,850	83,000	83,000

Funds from operations	148,386	149,486	163,900	168,300
Impairment of assets	314	314

Funds from operations - adjusted	$148,700	$149,800	$163,900	$168,300
Average common shares outstanding (diluted)	52,000	52,000	55,000	55,000
Per share data (diluted):
Net income available to common stockholders	$1.47	$1.50	$1.47	$1.55
Funds from operations	2.85	2.87	2.98	3.06
Funds from operations - adjusted	2.86	2.88

Notes: (1) Provision for depreciation includes provision for depreciation from discontinued operations.

EBITDA Reconciliation ($000’s)	Exhibit 16

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2004	2003	2004	2003
Net income	$21,807	$25,301	$64,161	$63,659
Provision for depreciation (1)	18,889	13,258	53,705	36,772
Interest expense (1)	17,896	13,273	53,813	38,313
Capitalized interest	254	490	590	1,128
Amortization (2)	1,021	931	3,231	2,855
Provision for loan losses	300	250	900	750

EBITDA	$60,167	$53,503	$176,400	$143,477
Interest Coverage Ratio
Interest expense (1)	$17,896	$13,273	$53,813	$38,313
Capitalized interest	254	490	590	1,128

Total interest	18,150	13,763	54,403	39,441
EBITDA	$60,167	$53,503	$176,400	$143,477

Interest coverage ratio	3.31x	3.89x	3.24x	3.64x

Notes:	(1)	Provision for depreciation and interest expense include provision for depreciation and interest expense from discontinued operations.

	(2)	Amortization includes amortization of deferred loan expenses, restricted stock and stock options.